Dentons US LLP 1221 Avenue of the Americas New York, NY 10020-1089 United States

September 20, 2019

Immunic, Inc.

Am Klopferspitz 19

82152 Martinsried

Germany

Re: Immunic, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

In our capacity as counsel to Immunic, Inc., a Delaware corporation (the “Company”), we have been asked to render this opinion in connection with a registration statement on Form S-8 (the “Registration Statement”), being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), covering an aggregate of 4,900,000 shares (the “Shares”) of common stock of the Company, par value $0.0001 per share, issuable pursuant to the terms of the Company’s 2019 Omnibus Equity Incentive Plan (the “Plan”).

In connection with rendering this opinion, we have examined (i) the Company’s certificate of incorporation, (ii) the Company’s by-laws, (iii) the Plan, (iv) the Registration Statement, (v) corporate proceedings of the Company relating to the Plan, and (vi) such other instruments and documents as we have deemed relevant under the circumstances.

In making the aforesaid examinations, we have assumed the genuineness of all signatures, the authority of the persons who executed such documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the due execution and delivery of all documents by any persons or entities where such due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents. As to various factual matters that are material to this opinion, we have relied upon certificates of public officials and certificates, resolutions, documents, statements and other information of the Company or its representatives. In addition, for purposes of this opinion, we have assumed that a sufficient number of authorized but unissued shares of the Company’s common stock, par value $0.0001 per share, will be available for issuance when the Shares are issued. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

Based upon the foregoing and subject to the assumptions and qualifications set forth herein, we are of the opinion that the Shares have been duly and validly authorized and, when issued and paid for in accordance with the terms of the Plan, will be duly and validly issued, fully paid and non-assessable.

Dentons US LLP 1221 Avenue of the Americas New York, NY 10020-1089 United States

The foregoing opinion is limited to the laws of the United States of America and Delaware corporate law (which includes the Delaware General Corporation Law, applicable provisions of the Delaware constitution and reported judicial opinions interpreting the same), as now in effect and that, in the exercise of reasonable professional judgment, are normally considered in transactions such as the issuance of the Shares. The foregoing opinion does not purport to express any opinion on the laws of any other jurisdictions. This opinion is provided for use solely in connection with the issuance of the Shares, and except for its use in connection with such issuance, may not be furnished to, quoted from or relied upon by any other person, firm, or corporation without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated in the paragraph immediately above. The opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

We hereby consent to the use of our opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours

/s/ Dentons US LLP
Dentons US LLP